Exhibit 10.138

CONSULTING AND SALES PROMOTION AGREEMENT

This Agreement is made effective as of May 11, 2007 by and between Vyteris, Inc., having an office at 13-01 Pollitt Drive, Fair Lawn, NJ 07410 (“Vyteris”) and the Caswood Group, Inc., 811 Ayrault Road, Suite 2, Fairport, New York 14450 (“Caswood”). The parties agree to the following terms and conditions:

1.    Consulting and Sales Promotion:

(a)    Vyteris hereby retains Caswood as its consultant for the marketing and promoting Vyteris’s pharmaceutical products (the “Products”) to designated physicians and other health care accounts in the Territory. As part of its consulting responsibilities, Caswood will hire a full-time sales force to work on Vyteris’s behalf as employees of Caswood, as more fully set forth herein and in the Proposal for Contract Sales, the Proposal for District Managers and the Proposal for In-Service Specialists (the “Proposals”) attached hereto as Exhibit A, Exhibit B and Exhibit C. All sales force employees will devote their full time working hours exclusively to detailing and making calls related to the Products.

(b)    Caswood will perform the services for Vyteris described in the Proposals (the “Services”). However, should any terms and conditions of the Proposals conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern.

(c)    As part of the Services and throughout the term of this Agreement, Caswood will recruit, interview, hire, train and supervise the sales representatives and district managers to work on behalf of Vyteris (the “Employees”). However, Vyteris may participate in the final decision-making process for the hiring, retention and termination, as applicable, of each Employee and will train each Employee on the Products, sales skills and applicable regulations.

(d)    Caswood shall be solely responsible for paying its Employees all wages, bonuses and employment taxes, including FICA, Federal unemployment taxes and State unemployment taxes, and shall be solely responsible for withholding all amounts required by applicable law. Caswood shall be solely responsible for providing any and all benefits to its Employees and for all related compliance and reporting in connection with ERISA and the regulations promulgated thereunder.

(e)    In accordance with the terms and conditions of this Agreement and the Exhibits hereto, and subject to the Federal Food, Drug and Cosmetic Act, as it may be amended (the “Act”), all regulations promulgated pursuant thereto and any and all applicable federal, state and local laws and regulations, Caswood Employees shall use diligent efforts to engage in Detailing (as defined herein) activities and make Calls (as defined herein) with respect to the Products to Target Prescribers (as defined herein) in the Territory. Caswood shall cause its Employees to comply in all material respects with all laws, regulations and guidelines, including but not limited to the Prescription Drug Marketing Act, the Federal Anti-Kickback Statute and AMA Guidelines. In connection with Detailing and making Calls, Caswood shall use only samples, Product promotion materials and package inserts provided by Vyteris. No Employee of Caswood shall make any representation, statement, warranty or guaranty with respect to any of the Products that is not consistent with applicable, current package inserts and labeling or Vyteris promotional materials provided to such Employee.

(f)    Caswood shall provide the necessary, experienced management and supervisory personnel to coordinate and support the activities of its Employees as reasonably appropriate to accomplish Caswood’s responsibilities under this Agreement.

(g)    Caswood and Vyteris each warrant that it has obtained or will obtain when needed, the necessary state and federal licenses and registrations to enable the Employees to perform the Services covered by this Agreement.

(h)    Caswood agrees that it will conduct drug screens on each Employee prior to that Employee’s being assigned to conduct activities under this Agreement. Any drug screen administered by or on behalf of Caswood is to be conducted in conformity with federal, state or local statutes and regulations.

(i) Vyteris shall provide to the Employees at Vyteris’s expense, samples and Product promotional materials. Vyteris shall ship all samples and Product promotional materials, at Vyteris’s expense, directly to the Employees at addresses provided by Caswood. Upon termination of this Agreement, Caswood shall return all unused samples and Product promotional materials to Vyteris. Vyteris shall retain title to all samples and Product promotional materials shipped to the Employees and shall be liable for all sales/use and similar taxes, if applicable, with respect to all samples and Product promotional materials. Vyteris shall be solely responsible for the determination of the content of all Product promotional materials and shall ensure that all Product promotional materials and package inserts, comply with applicable laws and regulations, including without limitation the Act and all regulations thereunder.

(j) Caswood agrees to follow and adhere to Vyteris’s standard operating procedures with respect to sampling and with respect to handling all inquiries, reports of adverse drug experiences and complaints referring to the Products. If any such information relates to a life threatening condition or other serious adverse effect, Caswood will advise Vyteris by telephone at as soon as reasonably possible, but in no event longer than 72 hours after a Caswood Employee receives such information. Vyteris’s Medical Department shall handle all medical inquiries, reports of adverse drug experiences, and complaints concerning the Products.

(k) Prior to the start of Detailing or making Calls under this Agreement, Caswood/Vyteris shall conduct with Caswood a training program to educate Employees about the Products (the “Training Program”). Vyteris shall provide all the product information for the Training Program. The Training Program shall include appropriate “at home” study materials for instruction prior to the start of each Training Program. Before any Employee may begin Detailing or making Calls, he or she must demonstrate an understanding and in-depth knowledge about the Products, determined by testing methods (e.g., written exams) to be established by Caswood/Vyteris.

(l) Vyteris shall pay for the costs of all training materials, expenses of Caswood’s employees conducting the Training Program and the costs associated with renting a facility in which to conduct the Training Program. Vyteris shall pay all travel, lodging, meals and sundry expenses for the Employees to attend such Training Program and compensation to the Employees participating in such Training Program.

For the purposes of this Agreement, the following capitalized terms have the meaning ascribed to them as follows:

“Call” is defined to be a substantive, interactive, face-to-face discussion between an Employee and a Target Prescriber regarding a Product, which discussion has been documented by the Target Prescriber’s signature, whenever possible.

“Detailing” means promoting and selling a Product by explaining to, and discussing with physicians and other health care professionals, the Product, its approved uses, contraindications, side effects, warnings, precautions and other information about such Product, all as approved by Vyteris.

“Target Prescribers” means the physicians or health care professionals identified by Vyteris, as modified from time to time.

“Territory” means the United States, its territories and possessions, as it may be changed by Vyteris from time to time upon reasonable prior written notice to Caswood.

Compensation: For 12 (twelve) field sales representatives for the 6 months’ Services, Vyteris agrees to pay Caswood, an estimated cost of $950,000. The following payment will be due upon execution of LOI (Letter of Intent) or verbal agreement: $350,000.

The remaining balance of $600,000 will be paid in four equal installments of $150,000 each. The due dates for each installment will be as follows: July 15th, August 15th, September 15th and October 15th, 2007.

For 4 (four) part-time district managers for the 6 months’ Services, Vyteris agrees to pay Caswood an estimated cost of $210,000. The following payment will be due upon execution of LOI (Letter of Intent) or verbal agreement: $50,000.

The remaining balance of $160,000 will be paid in four equal installments of $40,000 each. The due dates for each installment will be as follows: July 15th, August 15th, September 15th and October 15th, 2007.

For 5 (five) in-service specialists for the 6 months’ Services, Vyteris agrees to pay Caswood an estimated cost of $425,700. The following payment will be due upon execution of LOI (Letter of Intent) or verbal agreement: $125,700.

The remaining balance of $300,000 will be paid in four equal installments of $75,000 each. The due dates for each installment will be as follows: July 15th, August 15th, September 15th and October 15th, 2007.

In addition, Caswood will invoice Vyteris monthly for any and all reasonable additional costs (including, but not limited to, those outlined on Page 6 of the Proposal) incurred in connection with the provision of the Services, together with receipts for same. Any individual expense in excess of $250.00 shall be approved in writing by Vyteris prior to its incurrence by Caswood. Vyteris will pay each invoice within thirty (30) days from the date of such invoice.

3.    Manner of Performance; Investigation: Caswood represents that Caswood has the requisite expertise, ability and legal right to render the Services and will perform the Services in an efficient manner. Caswood will abide by all laws, rules and regulations that apply to it in the performance of the Services, including applicable requirements regarding equal employment opportunity. Each of the Employees performing Services will have the expertise to perform assigned Services in an efficient manner.

Caswood represents and warrants that the Services will be provided in a professional, competent and ethical manner, and in accordance with all laws, regulations and guidelines.

Caswood shall maintain accurate records of all Detailing and Calls completed in a format to be agreed upon by Caswood and Vyteris, including all call planning and call tracking reports Caswood shall provide monthly Detailing and Call activity reports to Vyteris by not later than the last business day of the following month. Upon Vyteris’s request, Caswood’s management representatives shall consult from time to time with Vyteris as to the progress of Caswood’s efforts in making Calls and Detailing of the Products.

All Employees shall remain exclusively under the direct authority and control of Caswood. Nevertheless, in the event Vyteris reasonably determines that any Employee has not conducted his or her activities within the parameters of this Agreement, e.g., including, without limitation, failure to provide sufficient information during a Call, failure to provide adequate documentation for Vyteris to determine if a Call was made, promoting or discussing a Product in a way that is incomplete or inconsistent with applicable current package inserts and labeling or product promotional material provided to such Employee, or has otherwise acted to the detriment of Vyteris, Vyteris has the right to request that Caswood investigate the allegation immediately and provide Vyteris a plan of remedy, which may include removing the Employee from Detailing and making Calls if deemed necessary by Caswood. If Caswood removes any Employee from Detailing and making Calls, Caswood shall replace such Employee as soon as possible at Caswood’s sole cost and expense

4.    Independent Contractor: Caswood is an independent contractor, not an employee or agent of Vyteris. Nothing in this Agreement shall render Caswood, or any of its subcontractors, agents or employees including the Employees, an employee or agent of Vyteris. Vyteris recognizes that Caswood retains all the rights and privileges of an employer, including but not limited to the right to hire, direct, discipline, compensate, and terminate the Employees and its other employees. The Employees will perform the Services under the primary direction and control of Caswood. Neither party shall be considered an agent or partner or joint venturer of the other party for any purposes. The parties intend that they shall not [?] be considered co-employers for workers’ compensation purposes. Caswood assumes any and all liabilities regarding Section 1706 of the Tax Reform Act of 1986 and Section 414(n) of the Internal Revenue Code of 1986, as amended. Caswood shall also be responsible for all obligations regarding the retention of the Employees, including but not limited to selecting, contracting, compensating, supervising, evaluating and terminating such sales representatives assigned to the Vyteris account, but such Caswood obligations shall be exercised with input and advice from Vyteris.

5.    Indemnity:
(a)    Vyteris shall defend, indemnify and hold harmless Caswood and its officers, directors, employees, agents and subcontractors from and against all claims, liabilities, damages and expenses payable to third parties (including, but not limited to, reasonable attorneys’ fees and disbursements and court costs and any reasonable attorneys’ fees and disbursements and court costs incurred in establishing liability under and enforcing this indemnity) to the extent arising out of or resulting from (i) a breach of this Agreement by Vyteris, or (ii) any personal injury, death, malpractice, infringement of intellectual property, product liability or violation of law or regulation arising from the promotion, sale, or use of the Products. Except to the extent of Caswood’s indemnity obligations set forth below, Caswood shall not be responsible for Vyteris’s acts or failure to act or the acts or failure to act of Caswood’s employees, officers or agents while performing the Services whether on Caswood’s premises or elsewhere and Vyteris shall defend, indemnify and hold Caswood harmless from any and all liability for injuries to persons or property attributable to such acts. Caswood agrees that it will permit Vyteris to control the defense, select counsel and institute settlement of any such claims and will, at the expense of Vyteris, cooperate fully with Vyteris in the defense of any such claims; provided that Vyteris shall not settle any claim in a manner that would adversely affect, or impose any obligations on, Caswood without Caswood’s prior written consent (which consent shall not be withheld unreasonably).

(b)    Caswood shall defend, indemnify and hold harmless Vyteris and its officers, directors and employees from and against all claims, liabilities, damages and expenses payable to third parties (including reasonable attorney’s fees and disbursements and court costs and any reasonable attorney’s fees incurred in establishing liability under and enforcing this indemnity) to the extent arising out of or resulting from the breach of this Agreement by Caswood, which includes but is not limited to promoting or making statements about the Products that are inconsistent with the language of the applicable package inserts, labeling or Product promotional materials, or the failure to follow and adhere to any material extent to the standard operating procedures that have been communicated by Vyteris to Caswood. Except to the extent of Vyteris’s indemnity obligations set forth above, Vyteris shall not be responsible for Caswood’s acts or failure to act or the acts or failure to act of Caswood’s employees, officers or agents while performing the Services whether on Vyteris’s premises or elsewhere and Caswood shall defend, indemnify and hold Vyteris harmless from any and all liability for injuries to persons or property attributable to such acts. Vyteris agrees that it will permit Caswood to control the defense, select counsel and institute settlement of any such claims, and will, at the expense of Caswood, cooperate fully with Caswood in the defense of any such claims; provided that Caswood shall not settle any claim in a manner that would adversely affect, or impose any obligations on, Vyteris without Vyteris’s prior written consent (which consent shall not be withheld unreasonably).

(c)    Upon the final resolution of any claim, action or proceeding for which a party had not made a claim for indemnity under this section (whether resolved by judgment, settlement or otherwise), if and to the extent that it is thereafter determined that any such claim, liability, damage or expense related to or arose from the other party’s and/or its employees’, officers’ or agents’ breach of this Agreement, in whole or in part, the breaching party shall indemnify the other party in accordance with paragraphs (a) or (b) above, as applicable.

6.    Debarment. By entering into this Agreement Caswood represents that neither it nor, to its knowledge, any of its employees, officers, directors or agents have been, or during the term of this Agreement will be debarred by the U.S. Food and Drug Administration and, if requested by Vyteris or the U.S. Food and Drug Administration, Caswood agrees to provide a written statement so certifying.

7.    Publicity. Except as may be required by law or regulatory authorities, neither Vyteris nor Caswood shall release or generate any publicity concerning the transactions contemplated hereunder without the express consent of the other, which consent shall not be unreasonably withheld or delayed. The term “publicity” shall not include responses to press or trade or securities analyst inquiries or internal communications by either party directed solely to its employees, provided that such responses or communications do not describe the specific terms of the transactions contemplated hereunder in substantially greater detail than contained in a description of the transactions agreed to by both Vyteris and Caswood, and provided, further that each party will be free to provide employees with information required in the performance of their duties.

8.    Agreement Not Assignable: This Agreement is not assignable in whole or any part by Vyteris or Caswood without the prior written consent of the other.

9.    Confidentiality: The parties acknowledge and agree that they are bound by a Confidentiality Agreement dated which remains in full force and effect throughout the term of this Agreement.

10.    Force Majeure: The obligations of the parties hereunder shall be suspended by the occurrence of any unforeseeable event beyond the reasonable control of the parties, such as acts of God, war mobilization, riot, sabotage, explosion, fire or other casualty, power failure, labor disturbances, or law or regulation restricting performance; provided, however, that each party shall take reasonable measures to remove the disability and resume performance at the earliest possible date.

11.    Miscellaneous: The headings used herein are for ease of reference only and are not to be used in the interpretation or construction of this Agreement. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement.

12.    Agreement Inclusive: With respect to the subject matter hereof, this Agreement, including the attachments hereto and the Confidentiality Agreement between the parties, supersedes all previous agreements (including the letter of intent dated April 1, 2007) and/or negotiations of any kind between the parties and contains the complete final conclusive embodiment of the parties’ Agreement.

13.    Notices: All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when delivered (a) personally or (b) by the mailing of such notice to the party entitled thereto, registered or certified mail, postage pre-paid, at its address first set forth above (or to such other address as is designated in writing by that party to the other party).

14.    Modification and Waiver: Any modification and/or waiver of any provisions of this Agreement shall be effective only if it is in writing and signed by both parties hereto. No previous course of dealing or performance or usage of trade not specifically set forth in this Agreement shall be admissible to explain, modify or contradict this Agreement.

15.    Governing Law: This Agreement shall be construed in accordance with the laws of the State of New York.

16.    Term and Termination: This Agreement may be terminated at any time by either party upon sixty (60) days written notice. Vyteris may terminate this Agreement upon sixty (60) days written notice, specifying in detail Caswood’s failure to perform, if within sixty (60) days after Caswood’s receipt of such notice Caswood has failed to cure its default. Such notice to Caswood will describe in detail Caswood’s failure to perform. If, however, within sixty (60) days of receipt of such notice Caswood cures its failure to perform the Services, then this Agreement shall continue in full force and effect. In the absence of termination, this Agreement shall continue for six (6) months from the date first set forth above with the option to extend the term. The parties acknowledge that any extension of this Agreement will be upon other terms and conditions acceptable to the parties. If Vyteris terminates this Agreement in the absence of Caswood’s failure to cure a default hereunder, Vyteris shall pay Caswood : (i) the full amount of payments already received (ii) any additional expenses not included in the estimated cost of the proposal, (iii) other fees and expenses incurred by Caswood prior to such termination, (iv) any scheduled payment due and payable within the 60 day notification period.

17.    Sales Team Conversion Fees: If Vyteris hires any personnel from the sales team during the first six months of this Agreement, the cost will be 25% of the annual base salary plus bonuses.

If Vyteris hires any personnel from the sales team after the initial six months of the Agreement or within three months of the termination of the contract, the cost will be $10,000 per sales representative or sales manager.

18.    Signature Authority: Each signatory to this Agreement represents and warrants to the other that he or she has signature authority and is empowered on behalf of his or her respective party to execute this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date written above.

VYTERIS, INC. By: Timothy McIntyre Date:_________________________ Print Name:___________________Name: Isabel Casamayor Title: CEO & President	THE CASWOOD GROUP, INC. By: /s/ Isabel Casamayor Date:_________________________ Print Name: Isabel Casamayor Title: President

Exhibit A

The Caswood Group, Inc.

Proposal for Vyteris, Inc.

May 8, 2007

This proposal is valid for 120 days from the date written above.

Confidential

The document is provided on the understanding that the information contained in it remains the property of The Caswood Group, Inc. and that it shall be kept confidential and used only by the company, or person, to whom it is addressed.

Vyteris - Caswood

Proposal Contents

Executive Summary	3

Caswood Sales Force Project Cost Breakdown	4-6

Recruiting	7

Training	8

Incentive for Sales Representatives	9

Representatives Conversion Fees	10

Payment Structure	10

Term & Termination	11

Signature	11

Executive Summary

Vyteris, Inc., headquartered in Fair Lawn, New Jersey , specializes in the research, development and manufacturing of transdermal medication delivery products. Vyteris’ proprietary active transdermal drug delivery (iontophoresis) technology delivers drugs comfortably through the skin using low-level electrical energy.  Vyteris' first product, LidoSite®, which provides dermal analgesia prior to venipuncture (IV catheter insertions, blood draws, etc.) and superficial dermatological procedures, was the first FDA-approved active patch.  LidoSite is currently marketed to hospitals by B. Braun Medical, Inc.  The focus of Caswood’s contract sales project with Vyteris is to capture the physicans’ office market through a direct sales strategy.

The parameters for a 6 month pilot program are:

•	Twelve territories in major metropolitan areas
•	Target audience of high value offices
•	Six week call cycle

The total estimated cost for 12 field representatives is $950,000. This includes salaries, benefits and expenses for the sales team, recruiting, call reporting and project management.

This proposal assumes that the field representatives will work five days per week and will make, on average, eight (8) calls per day. The sales force will be exclusively dedicated to detailing Vyteris’s products on each call.

The full-time field representatives will be working exclusively for Vyteris and they will be Caswood employees (not independent contractors).

This Agreement reflects Caswood’s understanding of Vyteris’s needs.

Caswood Sales Force Project Cost Breakdown

Cost Calculation Assumptions

Included in Direct Field Expenses:

•	Salaries and bonuses (representatives)
•	Payroll and state taxes (unemployment/disability)
•	Workers compensation
•	Healthcare benefits
•	401K
•	Mileage, tolls, parking and car allowance
•	Payroll fees and state fees
•	Driving records (twice a year for sales team), drug tests, credit checks and professional reference checks (new representatives)
•	Office supplies, detail bags, rolling carts, business cards and forms.
•	Postage
•	Development of and updates to Sales Force Reference Book
•	Employee handbook (updated annually and distributed)
•	Climate Controlled storage units

Caswood Sales Force Project Cost Breakdown (Continued)

•	Recruitment and re-recruitment for vacancies, advertising expenses, contracts and letters of employment offer/termination to sales representatives
•	Training session with training team for replacement sales representatives hired for the duration of the project
•	Territory alignment/management; process of analyzing data and territory optimization for the purpose of targeting efficiencies
•	Quarterly territory updates; creating and distributing updated physician lists to sales team
•	Coordinating efforts with client’s supply chain for sample shipments
•	Programming expenses and management of call reporting and sample management reports
•	Call reporting forms
•	Data entry function
•	Updates to and maintenance of Web based reporting system
•	WebEx sessions as needed (training purposes)
•	Weekly/bi-weekly conference calls

Included in Management/Administrative/Overhead Expenses:

•	Salary, benefits, and payroll taxes for home office management support team
•	Project Management including one home office based manager, one payroll/expense coordinator, one administrative assistant, and one data entry specialist
•	Executive Senior Management strategic planning (on going policies/issues and planning meetings)

Caswood Sales Force Project Cost Breakdown (Continued)

•	Call reporting analysis, including time off territory, management of samples including shipments and disbursements to physicians and inventory reconciliations
•	HR manager/coordinator (responsible for HR issues disciplinary actions and hiring policies)
•	Sexual harassment training
•	Financing/Accounting - including taxes by state and liability insurance
•	Phone line with 800# for sales force and physicians requesting samples or requesting to contact the sales representative

Estimates of additional expenses to be billed at cost:

•	Cost of sales skills training to be conducted at the initial training meeting (cost to be determined)
•	Cost of travel, hotel and meals for sales team and Caswood team to attend training meetings (cost to be determined)

Not included in the project budget:

•	Cost of lunches and materials for Lunch and Learn programs
•	Cost of additional sales/training update meetings held throughout the year other than those specified as included in the project budget
•	Cost of samples, promotional materials, detail aids, training materials or premiums
•	Cost of shipping any of the above items to the sales team
•	Overnight travel expenses for the sales team
•	Cost of any year-end incentive program for the sales team provided by Vyteris
•	Cost of third party target list or additional data
•	Cost of laptop computers and cell phones

Recruiting Program

Upon execution of a LOI, Caswood will begin the process of screening and selecting sales personnel for territories.

Caswood will handle the initial recruitment and, if necessary, the re-recruitment to fill vacancies occurring for the duration of the project.

Qualifications

Final qualifications will be approved by Vyteris prior to the initiation of the recruitment phase for the sales representatives.

Recommended Profile for Vyteris Sales Representative:

•	Prior pharmaceutical sales experience
•	Knowledge of geographic locations of target audience
•	Ideally, the representative will have established working relationships with members of the target audience
•	Education - B.S., B.A. degree
•	Excellent communication and customer service skills
•	No concurrent work arrangement
•	Ability to grasp technical material
•	Ability to work independently

The candidates for the sales representative positions are selected as follows:

1.
Selection of resumes to determine if they are qualified for the territories available. The selection includes screening over the telephone (following the guidelines that Caswood/Vyteris have developed).

2.	Caswood managers will conduct the initial screening interviews and set up the face-to-face interviews for the Vyteris manager.
3.	Vyteris management will conduct follow up phone and face-to-face interviews and will select the candidates.
4.	Caswood makes an offer to the candidate.

Training

The initial training meeting (date and location to be determined) will focus on product training, sales skills training, and the Vyteris selling process. All sales representatives will also participate in a WebEx training session prior to the initial training meeting to cover administrative details as well as to review both the PhRMA guidelines and HR policies including training on sexual harassment. The cost of the initial training meeting has not been included in the budget and will be billed separately.

This Agreement assumes that on-going training for new products/selling materials will be accomplished through a combination of WebEx meetings and home study. The budget also includes the training of new sales representatives that are hired during the contract due to turnover (vacancy).

Incentive for Sales Team

The bonus plan should be designed as a key motivator for the sales team.

Caswood will work with Vyteris to develop the parameters of the incentive program keeping in mind that it is critical to have attainable and clear/easy to understand goals. Plus, the parameters and goals should be comparable to incentive programs in the industry.

Following are parameters that Caswood would recommend for an incentive program:

•	Quality and quantity of calls
•	Professionalism
•	Organization
•	Customer focus
•	Positive attitude
•	Knowledge
•	Relationship building
•	Profile records
•	Feedback from physicians
•	Increase in sales and/or recommendations

Sales Team Conversion Fees

If Vyteris hires any personnel from the sales team during the first six months of this Agreement, the cost will be 25% of the annual base salary plus bonuses.

If Vyteris hires any personnel from the sales team after the initial six months of the Agreement or within three months of the termination of the contract, the cost will be $10,000 per sales representative or sales manager.

Proposed Payment Structure

Annual agreement with an estimated cost of $950,000 for 12 field sales representatives for six months.

The following payment will be due upon execution of LOI (Letter of Intent) or verbal agreement: $350,000.

The remaining amount of $600,000 will be paid in four equal installments of $150,000 each. The due dates for each installment will coincide with the first four months of the project.

Term and Termination

This Agreement may be terminated at any time by either party upon sixty (60) days written notice. Vyteris may terminate this Agreement upon sixty (60) days written notice to Caswood for Caswood’s failure to perform the Services. Such notice to Caswood will describe in detail Caswood’s failure to perform. If within sixty (60) days of receipt of such notice from Vyteris, Caswood corrects its failure to perform the Services, then the Agreement shall continue in full force and effect. In the absence of termination, this Agreement shall continue for six (6) months with the option to extend the contract. The parties acknowledge that any extension of this Agreement will be upon such other terms and conditions acceptable to the parties.

Cancellation of the project and termination of this Agreement at any time after the date hereof and prior to the expiration of the term of the Agreement for any reason other than Caswood’s failure to perform the Services will entitle Caswood to (i) the full amount of payments already received (ii) any additional expenses not included in the estimated cost of the proposal, (iii) other fees and expenses incurred by Caswood prior to such termination, (iv) any scheduled payment due and payable within the 60 day notification period.

Signatures

ACCEPTED AND AGREED TO:

Vyteris, Inc.	The Caswood Group, Inc.

By:____________________	By:____________________

Date:___________________	Date:___________________

11

Exhibit B

The Caswood Group, Inc.

Proposal for Vyteris, Inc.

Addendum
to Proposal dated May 8, 2007

July 6, 2007

This proposal is valid for 120 days from the date written above.

Confidential

The document is provided on the understanding that the information contained in it remains the property of The Caswood Group, Inc. and that it shall be kept confidential and used only by the company, or person, to whom it is addressed.

Vyteris - Caswood
Addendum to Proposal

Executive Summary	3

Caswood Sales Force Project Cost Breakdown	4-5

Recruiting	6

Training	7

Incentive for Sales Managers	8

Managers Conversion Fees	8

Payment Structure	8

Term & Termination	9

Signature	9

Executive Summary

The purpose of this addendum is to provide Vyteris with a description of the costs associated with maintaining four full-time (5 days/week) district managers in the following locations:

•	NYC/New Jersey

•	Tampa, FL

•	Dallas, TX

•	Raleigh/Durham, NC

The district manager will be responsible for:

•	Direct management of Vyteris contract sales representatives;

•	Advisor to LabCorp sales teams;

•	Liaison with key LidoSite accounts;

This document identifies the cost and describes the services to be provided by Caswood for a 6-month pilot program.

The total estimated cost for 4 full-time (5 days/week) district sales managers during this 6-month period is $305,000. This amount includes salaries, benefits and expenses for the sales management team, recruiting, and project management.

The full-time district managers will be working exclusively for Vyteris and they will be Caswood employees (not independent contractors).

This Agreement reflects Caswood’s understanding of Vyteris’s needs.

Caswood Sales Force Project Cost Breakdown

Included in Direct Field Expenses:

•	Salaries and bonuses
•	Payroll and state taxes (unemployment/disability)
•	Workers compensation
•	Healthcare benefits
•	401K
•	Mileage, tolls, parking and car allowance
•	Payroll fees and state fees
•	Driving records (twice a year), drug tests, credit checks and professional reference checks
•	Office supplies, business cards and forms
•	Postage
•	Employee handbook (updated annually and distributed)
•	Recruitment and re-recruitment for vacancies, advertising expenses, contracts and letters of employment offer/termination to district managers.
•	Training session with training team for replacement district managers hired for the duration of the project
•	WebEx sessions as needed (training purposes)
•	Weekly/bi-weekly conference calls

Included in Management/Administrative/Overhead Expenses:

•	Salary, benefits, and payroll taxes for home office management support team
•	Executive Senior Management strategic planning (on going policies/issues and planning meetings)

Caswood Sales Force Project Cost Breakdown (Continued)

•	HR manager/coordinator (responsible for HR issues, disciplinary actions and hiring policies)
•	Sexual harassment training
•	Financing/Accounting - including taxes by state and liability insurance

Estimates of additional expenses to be billed at cost:

•	Cost of training to be conducted at the initial training meeting (cost to be determined)
•	Cost of travel, hotel and meals for sales team and Caswood team to attend training meetings (cost to be determined)

Not included in the project budget:

•	Cost of lunches and materials for in-service programs
•	Cost of additional sales/training update meetings held throughout the year other than those specified as included in the project budget
•	Cost of samples, promotional materials, detail aids, training materials or premiums
•	Cost of shipping any of the above items to the district managers
•	Overnight travel expenses for the district managers
•	Cost of any year-end incentive program for the district managers provided by Vyteris
•	Cost of laptop computers and cell phones

Recruiting Program

Upon execution of a LOI, Caswood will begin the process of screening and selecting the district managers.

Caswood will handle the initial recruitment and, if necessary, the re-recruitment to fill vacancies during the duration of the project.

Qualifications

Final qualifications will be approved by Vyteris prior to the initiation of the recruitment phase for the district managers.

Recommended Profile for Vyteris District Managers:

•	Track record of success as a district manager within the pharmaceutical industry
•	Prior experience serving as liaison with key accounts
•	Proven ability to influence the behavior of others without the direct authority to do so
•	Education - B.S., B.A. degree
•	Excellent communication and customer service skills
•	No concurrent work arrangement
•	Ability to grasp technical material and work independently

The candidates for the district manager positions are selected as follows:

1.	Selection of resumes to determine if they are qualified for the positions available. The selection includes screening over the telephone (following the guidelines that Caswood/Vyteris have developed).
2.	Caswood managers will conduct the initial screening interviews and set up the face-to-face interviews for the Vyteris V.P., Sales and Marketing.
3.	Vyteris management will conduct follow up phone and face-to-face interviews and will select the candidates.
4.	Caswood makes an offer to the candidate.

Training

The initial training meeting (date and location to be determined) will focus on orientation to Vyteris, product training, Vyteris selling process, and market dynamics (e.g. reimbursement, supply chain, regulatory restrictions, etc.) that are unique to the sales/distribution of LidoSite.
All district managers will also participate in a WebEx training session prior to the initial training meeting to cover administrative details as well as to review both the PhRMA guidelines and HR policies including training on sexual harassment. The cost of the initial training meeting has not been included in the budget and will be billed separately.

This Agreement assumes that on-going training for new products/selling materials will be accomplished through a combination of WebEx meetings and home study. The budget also includes the training of new district managers that are hired during the contract due to turnover (vacancy).

Incentive for Sales Managers

The bonus plan should be designed as a key motivator for the district managers.

Caswood will work with Vyteris to develop the parameters of the incentive program keeping in mind that it is critical to have attainable and clear/easy to understand goals. Plus, the parameters and goals should be comparable to incentive programs in the industry.

Sales Team Conversion Fees

If Vyteris hires any district manager during the first six months of this Agreement, the cost will be 25% of the annual base salary plus bonuses.

If Vyteris hires any district manager after the initial six months of the Agreement or within three months of the termination of the contract, the cost will be $10,000 per district manager.

Proposed Payment Structure

Estimated cost of $305,000 for 4 full-time district managers for six months.

The following payment will be due upon execution of LOI (Letter of Intent) or verbal agreement: $50,000.

The remaining amount of $255,000 will be paid in four equal installments of $63,750 each. The due dates for each installment will coincide with the first four months of the project.

Term and Termination

This Agreement may be terminated at any time by either party upon sixty (60) days written notice. Vyteris may terminate this Agreement upon sixty (60) days written notice to Caswood for Caswood’s failure to perform the Services. Such notice to Caswood will describe in detail Caswood’s failure to perform. If within sixty (60) days of receipt of such notice from Vyteris, Caswood corrects its failure to perform the Services, then the Agreement shall continue in full force and effect. In the absence of termination, this Agreement shall continue for six (6) months with the option to extend the contract. The parties acknowledge that any extension of this Agreement will be upon such other terms and conditions acceptable to the parties.

Cancellation of the project and termination of this Agreement at any time after the date hereof and prior to the expiration of the term of the Agreement for any reason other than Caswood’s failure to perform the Services will entitle Caswood to (i) the full amount of payments already received (ii) any additional expenses not included in the estimated cost of the proposal, (iii) other fees and expenses incurred by Caswood prior to such termination, (iv) any scheduled payment due and payable within the 60 day notification period.

Signatures

ACCEPTED AND AGREED TO:

Vyteris, Inc.	The Caswood Group, Inc.

By:____________________	By:____________________

Date:___________________	Date:___________________

9

Exhibit C

The Caswood Group, Inc.

Proposal for Vyteris, Inc.

Addendum
to Proposal dated May 8, 2007

In-Service Specialists

June 14, 2007

This proposal is valid for 120 days from the date written above.

Confidential

The document is provided on the understanding that the information contained in it remains the property of The Caswood Group, Inc. and that it shall be kept confidential and used only by the company, or person, to whom it is addressed.

Vyteris - Caswood

Addendum to Proposal

Executive Summary	3

Caswood Sales Force Project Cost Breakdown	4-5

Recruiting	6

Training	7

Incentive for In-Service Specialists	8

Specialists Conversion Fees	8

Proposed Payment Structure	8

Term & Termination	9

Signature	9

Executive Summary

The purpose of this addendum is to provide Vyteris with a description of the costs associated with maintaining five (5) full time in-service specialists in the following locations:

•	NYC/New Jersey(2)

•	Tampa, FL(1)

•	Dallas, TX(1)

•	Raleigh/Durham, NC(1)

The in-service specialists will be responsible for:

•	Helping LabCorp sales representatives attain factory sales quotas via the in-services and as a technical resource

•	Strong and on-going customer service and establishing public confidence in the company and its products

•	Attaining average number of in-services vs. objective

•	Staying within targeted expense parameters

•	Being a resource, as needed, for LabCorp reps during the duration of the contract

This document identifies the cost and describes the services to be provided by Caswood for a 6-month pilot program.

The total estimated cost for 5 full-time in-service specialists during this 6-month period is $425,700. This amount includes salaries, benefits and expenses for the in-service sales team, recruiting, and project management.

The in-service specialists will be working exclusively for Vyteris and they will be Caswood employees (not independent contractors).

This Agreement reflects Caswood’s understanding of Vyteris’s needs.

Caswood Sales Force Project Cost Breakdown

Included in Direct Field Expenses:

•	Salaries and bonuses
•	Payroll and state taxes (unemployment/disability)
•	Workers compensation
•	Healthcare benefits
•	401K
•	Mileage, tolls, parking and car allowance
•	Payroll fees and state fees
•	Driving records (twice a year), drug tests, credit checks and professional reference checks
•	Office supplies, business cards and forms
•	Postage
•	Employee handbook (updated annually and distributed)
•	Recruitment and re-recruitment for vacancies, advertising expenses, contracts and letters of employment offer/termination to in-service specialists
•	Training session with training team for replacement in-service specialists hired for the duration of the project
•	WebEx sessions as needed (training purposes)
•	Weekly/bi-weekly conference calls

Included in Management/Administrative/Overhead Expenses:

•	Salary, benefits, and payroll taxes for home office management support team
•	Executive Senior Management strategic planning (on going policies/issues and planning meetings)

Caswood Sales Force Project Cost Breakdown (Continued)

•	HR manager/coordinator (responsible for HR issues, disciplinary actions and hiring policies)
•	Sexual harassment training
•	Financing/Accounting - including taxes by state and liability insurance

Estimates of additional expenses to be billed at cost:

•	Cost of training to be conducted at the initial training meeting (cost to be determined)
•	Cost of travel, hotel and meals for sales team and Caswood team to attend training meetings (cost to be determined)

Not included in the project budget:

•	Cost of lunches and materials for in-service programs
•	Cost of additional sales/training update meetings held throughout the year other than those specified as included in the project budget
•	Cost of samples, promotional materials, detail aids, training materials or premiums
•	Cost of shipping any of the above items to the in-service specialists
•	Overnight travel expenses for the in-service specialists
•	Cost of any year-end incentive program for the in-service specialists provided by Vyteris
•	Cost of laptop computers and cell phones

Recruiting Program

Upon execution of a LOI, Caswood will begin the process of screening and selecting the in-service specialists.

Caswood will handle the initial recruitment and, if necessary, the re-recruitment to fill vacancies during the duration of the project.

Qualifications

Final qualifications will be approved by Vyteris prior to the initiation of the recruitment phase for the in-service specialists.

Recommended Profile for Vyteris In Service Specialists:

•	Track record of success as a sales representative
•	Prior experience serving as liaison with key accounts
•	Education - B.S., B.A. degree
•	Excellent communication and customer service skills
•	No concurrent work arrangement
•	Ability to grasp technical material and work independently

The candidates for the in-service positions are selected as follows:

1.	Selection of resumes to determine if they are qualified for the positions available. The selection includes screening over the telephone (following the guidelines that Caswood/Vyteris have developed).
2.	Caswood managers will conduct the screening interviews and the face-to-face interviews.
3.	Caswood management will select the candidates.
4.	Caswood will make an offer to the candidate.

Training

The initial training meeting (date and location to be determined) will focus on orientation to Vyteris, product training, Vyteris selling process, and market dynamics (e.g. reimbursement, supply chain, regulatory restrictions, etc.) that are unique to the sales/distribution of LidoSite.
All in-service specialists will also participate in a WebEx training session prior to the initial training meeting to cover administrative details as well as to review both the PhRMA guidelines and HR policies including training on sexual harassment. The cost of the initial training meeting has not been included in the budget and will be billed separately.

This Agreement assumes that on-going training for new products/selling materials will be accomplished through a combination of WebEx meetings and home study. The budget also includes the training of new in-service specialists that are hired during the contract due to turnover (vacancy).

Incentive for In-Service Specialists

The bonus plan should be designed as a key motivator for the in-service specialists.

Caswood will work with Vyteris to develop the parameters of the incentive program keeping in mind that it is critical to have attainable and clear/easy to understand goals. Plus, the parameters and goals should be comparable to incentive programs in the industry.

Sales Team Conversion Fees

If Vyteris hires any in-service specialist during the first six months of this Agreement, the cost will be 25% of the annual base salary plus bonuses.

If Vyteris hires any in-service specialist after the initial six months of the Agreement or within three months of the termination of the contract, the cost will be $10,000 per in-service specialist.

Proposed Payment Structure

Estimated cost of $425,700 for 5 full time in-service specialists for six months.

The following payment will be due upon execution of LOI (Letter of Intent) or verbal agreement: $125,700.

The remaining amount of $300,000 will be paid in four equal installments of $75,000 each. The due dates for each installment will coincide with the first four months of the project.

Term and Termination

This Agreement may be terminated at any time by either party upon sixty (60) days written notice. Vyteris may terminate this Agreement upon sixty (60) days written notice to Caswood for Caswood’s failure to perform the Services. Such notice to Caswood will describe in detail Caswood’s failure to perform. If within sixty (60) days of receipt of such notice from Vyteris, Caswood corrects its failure to perform the Services, then the Agreement shall continue in full force and effect. In the absence of termination, this Agreement shall continue for six (6) months with the option to extend the contract. The parties acknowledge that any extension of this Agreement will be upon such other terms and conditions acceptable to the parties.

Cancellation of the project and termination of this Agreement at any time after the date hereof and prior to the expiration of the term of the Agreement for any reason other than Caswood’s failure to perform the Services will entitle Caswood to (i) the full amount of payments already received (ii) any additional expenses not included in the estimated cost of the proposal, (iii) other fees and expenses incurred by Caswood prior to such termination, (iv) any scheduled payment due and payable within the 60 day notification period.

Signatures

ACCEPTED AND AGREED TO:

Vyteris, Inc.	The Caswood Group, Inc.

By:____________________	By:____________________

Date:___________________	Date:___________________